Exhibit 5



                             [LETTERHEAD OF PWRW&G]





                                 May 5, 1997





TravelCenters of America, Inc.
24601 Center Ridge Road, Suite 300
Westlake, OH  44145

TA Operating Corporation
24601 Center Ridge Road, Suite 300
Westlake, OH  44145

National Auto/Truckstops, Inc.
3100 West End Avenue, Suite 300
Nashville, TN  37203

                       Registration Statement on Form S-4
                       ----------------------------------

Ladies and Gentlemen:

            In connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by TravelCenters of America, Inc., a Delaware corporation (the "Company"), TA Operating Corporation, a Delaware corporation, and National Auto/Truckstops, Inc., a Delaware corporation (together, the






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TravelCenters of America, Inc.                                      2
TA Operating Corporation
National Auto/Truckstops, Inc.



"Subsidiary Guarantors"), with the Securities and Exchange Commission (the "SEC") on the date hereof, pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of the Company's 10 1/4% Senior Subordinated Notes due 2007 (the "New Notes") and the guarantees of the New Notes by the Subsidiary Guarantors (the "Subsidiary Guarantees"). The New Notes are to be offered in exchange for the 10 1/4% Senior Notes due 2007 (the "Existing Notes") issued and sold by the Company on March 27, 1997 in an offering exempt from registration under the Act. The New Notes will be issued by the Company pursuant to the terms of the Indenture (the "Indenture"), dated as of March 27, 1997, among the Company, the Subsidiary Guarantors and Fleet National Bank, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

            In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:

            (i) the Registration Statement (including the exhibits thereto);






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TravelCenters of America, Inc.                                      3
TA Operating Corporation
National Auto/Truckstops, Inc.



            (ii) the Indenture included as Exhibit 4.1 to the Registration Statement (including the Subsidiary Guarantees set forth therein); and

            (iii) the proposed form of the New Notes included as Exhibit 4.4 to the Registration Statement.

            In addition, we have examined: (i) such corporate records of the Company and the Subsidiary Guarantors as we have considered appropriate, including copies of their certificates of incorporation, as amended, and by-laws, as amended, in each case, as in effect on the date hereof, and certified copies of resolutions of the boards of directors of the Company and the Subsidiary Guarantors; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.

            In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the documents against each party thereto other than the Company and the Subsidiary Guarantors, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents which we examined.






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TravelCenters of America, Inc.                                      4
TA Operating Corporation
National Auto/Truckstops, Inc.



            In expressing the opinion set forth herein, we have relied upon the factual matters contained in the representations and warranties of the Company and the Subsidiary Guarantors made in such documents and upon certificates of public officials and officers of the Company and the Subsidiary Guarantors, and we have assumed that the New Notes will be issued as described in the Registration Statement.

            Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

            1. The Indenture (including the Subsidiary Guarantees set forth therein) represents a valid and binding obligation of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except as such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            2. When issued, authenticated and delivered in accordance with the terms of the Indenture, the New Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting






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TravelCenters of America, Inc.                                      5
TA Operating Corporation
National Auto/Truckstops, Inc.



creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, that are currently in effect.

            We hereby consent to the use of our name in the Registration Statement and in the prospectus therein as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

                                Very truly yours,


                  /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON